UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 7, 2026

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101

San Diego, California 92121

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (858) 752-6170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by Cidara Therapeutics, Inc., a Delaware corporation (the “Company”) on November 14, 2025, the Company entered into an Agreement and Plan of Merger, dated November 13, 2025 (the “Merger Agreement”), with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Parent”), and Caymus Purchaser, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the Merger Agreement, on December 5, 2025, Purchaser commenced a tender offer to acquire (i) all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Common Shares”), for $221.50 per Common Share (the “Common Share Offer Price”) and (ii) all of the outstanding shares of Series A Convertible Voting Preferred Stock of the Company, par value $0.0001 per share (the “Series A Shares” and together with the Common Shares, the “Shares”), for $15,505.00 per Series A Share (the “Series A Offer Price”), in each case, in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 5, 2025 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”) and in the related Notice of Guaranteed Delivery (as it may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and together with the Offer to Purchase and the Letter of Transmittal, the “Offer”). The Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery were filed as Exhibits (a)(1)(i), (a)(1)(ii) and (a)(1)(iii), respectively, to the Tender Offer Statement on Schedule TO, originally filed with the SEC by Purchaser, Parent and Merck & Co., Inc., a New Jersey corporation, on December 5, 2025.

Item 1.02.	Termination of a Material Definitive Agreement.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the consummation of the Merger (as defined below), on January 7, 2026 (the “Effective Time”), the Company terminated the Company’s 2015 Equity Incentive Plan, the Company’s 2020 Inducement Incentive Plan, the Company’s 2024 Equity Incentive Plan and the Company’s 2015 Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note and Items 1.02, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Offer and withdrawal rights expired as scheduled at one minute following 11:59 p.m., Eastern Time, on January 6, 2026 (such date and time, the “Expiration Time”). According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), 27,149,333 Common Shares and 89,956 Series A Shares were validly tendered (excluding any Shares tendered pursuant to guaranteed delivery procedures that had not yet been “received” by the “depositary”, as such terms are defined by Section 251(h)(6) of the General Corporation Law of the State of Delaware (the “DGCL”)) and not validly withdrawn, representing (with respect to the Series A Shares, on an as-converted to Common Shares basis) approximately 88.3% of total number of Shares entitled to vote and outstanding at the Expiration Time. In addition, according to the Depositary, Notices of Guaranteed Delivery were delivered for 1,384,630 Common Shares, representing approximately 3.66% of the issued and outstanding Shares as of the Expiration Time. As a result, as of the Expiration Time, a sufficient number of Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer was satisfied, and following the satisfaction of each other condition to the Offer, Parent and Purchaser irrevocably accepted for payment, on January 7, 2026, all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Also on January 7, 2026, following consummation of the Offer, Purchaser merged with and into the Company, with the Company being the surviving corporation (the “Merger”). The Merger was governed by Section 251(h) of the DGCL, with no vote of the stockholders of the Company required to consummate the Merger. Upon completion of the Merger, the Company became a wholly owned subsidiary of Parent.

At the Effective Time and pursuant to the terms and conditions of the Merger Agreement, each Common Share then outstanding (other than Common Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent or the Company, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) was automatically canceled and converted into the right to receive the Common Share Offer Price (the “Common Share Merger Consideration”), without interest and subject to any applicable withholding of taxes.

At the Effective Time and pursuant to the terms and conditions of the Merger Agreement, each Series A Share then outstanding (other than Series A Shares (a) held by the Company (or in the Company’s treasury), Parent, Purchaser, any other direct or indirect wholly owned subsidiary of Parent or the Company, or by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL, or (b) irrevocably accepted for purchase in the Offer) was automatically canceled and converted into the right to receive the Series A Offer Price, without interest and subject to any applicable withholding of taxes.

As of immediately prior to and contingent upon the occurrence of the Effective Time, pursuant to the Merger Agreement, each outstanding option to purchase Shares (each, an “Option”) became fully vested and exercisable, and to the extent unexercised as of immediately before the Effective Time, was cancelled at the Effective Time and converted into the right to receive cash, without interest, subject to any applicable withholding of taxes, in an amount equal to the product of (i) the total number of Common Shares subject to the fully vested Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (x) the Common Share Merger Consideration over (y) the exercise price payable per Common Share under such Option. Any Option with an exercise price that was equal to or greater than the Common Share Merger Consideration was cancelled at the Effective Time for no consideration.

As of immediately prior to and contingent upon the occurrence of the Effective Time, pursuant to the Merger Agreement, each outstanding restricted stock unit granted pursuant to any Company equity plan or otherwise, whether vested or unvested (each, a “Company RSU”), was, by virtue of the Merger, cancelled and converted into the right to receive cash, without interest, subject to any applicable withholding of taxes, in an amount equal to (i) the total number of Common Shares issuable in settlement of such Company RSU immediately prior to the Effective Time multiplied by (ii) the Common Share Merger Consideration.

The warrants to purchase shares of Company Common Stock that were outstanding and unexercised as of immediately prior the Effective Time, whether vested or unvested, (the “Company Warrants”) were treated as being simultaneously cashless exercised in accordance with the terms and conditions specified in the applicable Company Warrant and subject to any applicable withholding of taxes.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and which is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the closing of the Merger, the Company (i) notified The Nasdaq Stock Market LLC (“Nasdaq”) that the Merger was consummated and (ii) requested that Nasdaq (A) halt trading of and delist the Common Shares effective before the opening of trading on January 7, 2026, and (B) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Common Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of Purchaser’s acceptance for payment of all Shares that were validly tendered and not properly withdrawn in accordance with the terms of the Offer, on January 7, 2026, a change of control of the Company occurred. As a result of the consummation of the Merger pursuant to Section 251(h) of the DGCL at the Effective Time, the Company became a wholly owned subsidiary of Parent. Parent and its controlled affiliates have provided Purchaser with the necessary funds to consummate the Offer and Merger and to pay related fees and expenses from its and its affiliates’ general corporate funds, as previously disclosed in “The Offer-Section 10-Source and Amount of Funds” of the Offer to Purchase, which section is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, effective as of the Effective Time, (i) the directors of Purchaser as of immediately prior to the Effective Time, Jon Filderman, Melissa Leonard and Dalton Smart became the directors of the Company until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Daniel Burgess, Bonnie Bassler, Carin Canale-Theakston, James Merson, Chrysa Mineo, Joshua Resnick, Theodore R. Schroeder, Ryan Spencer and Jeffrey Stein voluntarily resigned as directors of the Company and from all committees of the board of directors of the Company on which such directors served and (ii) the officers of Purchaser as of immediately prior to the Effective Time became the officers of the Company.

Information with respect to the new officers and directors of the Company is set forth in Schedule I to the Offer to Purchase, a copy of which is attached as Exhibit (a)(1)(i) to the Schedule TO filed by Parent and Purchaser on December 5, 2025.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation, as amended, and amended and restated bylaws were amended and restated in their entirety in the forms filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated as of November 13, 2025, by and among Cidara Therapeutics, Inc., Merck Sharp & Dohme LLC and Caymus Purchaser, Inc. (incorporated by reference to Exhibit (e)(1) to Cidara Therapeutics, Inc.’s Solicitation and Recommendation Statement on Schedule 14D-9 (File No. 005-88806), filed with the Securities and Exchange Commission on December 5, 2025).

3.1	Fourth Amended and Restated Certificate of Incorporation of Cidara Therapeutics, Inc.

3.2	Second Amended and Restated Bylaws of Cidara Therapeutics, Inc.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: January 7, 2026	By:	/s/ Kelly E.W. Grez
	Name:	Kelly E.W. Grez
	Title:	Secretary